As filed with the Securities and Exchange Commission on July 20, 2009
Registration No. 333-154914
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Citigroup Funding Inc.
Citigroup Inc.
Safety First Trust Series 2006-1
Safety First Trust Series 2007-1
Safety First Trust Series 2007-2
Safety First Trust Series 2007-3
Safety First Trust Series 2007-4
Safety First Trust Series 2008-1
Safety First Trust Series 2008-2
Safety First Trust Series 2008-3
Safety First Trust Series 2008-4
Safety First Trust Series 2008-5
	Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware	42-1658283 52-1568099 42-6664144 42-6664145 42-6664146 42-6664147 42-6664148 42-6664149 42-6664150 42-6664151 42-6664152 42-6664153
(Exact name of registrant as specified in charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

399 Park Avenue
New York, New York 10043
(212) 559-1000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Julie Bell Lindsay, Esq.
Assistant General Counsel - Finance
Citigroup Inc.
399 Park Avenue
New York, New York 10043
(212) 559-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Karpf, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

(Approximate date of commencement of proposed sale to the public)

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

(continued on the following page)

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be registered/Proposed maximum offering price per	Amount of
securities to be registered	unit/Proposed maximum aggregate offering price(1)	registration fee(2)
Principal-Protected Trust Certificates (the “Certificates”) of the Trusts		$0
Guarantees of Citigroup Funding Inc. with respect to the Certificates of the Trusts(3)		$0
Guarantees of Citigroup Inc.(4)		$0

(1)	This Registration Statement relates to an unspecified number or amount of the securities of each identified class that were previously registered and sold under the Registration Statement No. 333-135867 and that may be offered or sold by affiliates of the Registrants in market-making transactions. All such market-making transactions with respect to these securities that are made after the effectiveness of this Registration Statement are made solely pursuant to this Registration Statement.

(2)	In accordance with Rule 457(q), no filing fee is required for the registration of an indeterminate number of securities that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3)	Includes the rights of holders of the Certificates under any guarantees and certain back-up undertakings, comprised of the obligations of Citigroup Funding Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Certificates) and such obligations of Citigroup Funding Inc. as set forth in the amended and restated declaration of trust of each Trust, in each case as further described in the Registration Statement. No separate consideration has been received or will be received for any guarantees or such back-up obligations.

(4)	No separate consideration has been received or will be received for the Citigroup Inc. guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement No. 333-154914 is being filed for the purpose of (1) adding Safety First Trust Series 2006-1, Safety First Trust Series 2007-1, Safety First Trust Series 2007-2, Safety First Trust Series 2007-3, Safety First Trust Series 2007-4, Safety First Trust Series 2008-1, Safety First Trust Series 2008-2, Safety First Trust Series 2008-3, Safety First Trust Series 2008-4 and Safety First Trust Series 2008-5, as issuers and co-registrants to the Registration Statement, (2) registering additional securities pursuant to Rule 413(b) and filing an additional prospectus relating to such additional securities, and (3) filing additional exhibits to the Registration Statement.

The prospectus contained in this Post-Effective Amendment No. 1 to the Registration Statement, together with the prospectus describing the terms of the specific securities being offered and sold, may be used by the Registrants’ broker-dealer affiliates, including Citigroup Global Markets Inc., in connection with offers and sales of such securities in market-making transactions.

PROSPECTUS

Safety First Trust Series 2006-1
Safety First Trust Series 2007-1
Safety First Trust Series 2007-2
Safety First Trust Series 2007-3
Safety First Trust Series 2007-4
Safety First Trust Series 2008-1
Safety First Trust Series 2008-2
Safety First Trust Series 2008-3
Safety First Trust Series 2008-4
Safety First Trust Series 2008-5

Principal-Protected Trust Certificates

This prospectus applies to market-making offers and sales of all the outstanding principal-protected trust certificates (the “certificates”) that were previously issued by the above referenced trusts (the “Trusts”) under the Registration Statement No. 333-135867. Any payments due from the Trusts under the certificates are guaranteed by Citigroup Funding Inc. to the extent illustrated in the prospectus describing the terms of the specific series of certificates. Any payments due from Citigroup Funding Inc. are guaranteed by Citigroup Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates or determined if this prospectus or any prospectus describing the terms of a specific series of certificates is truthful or complete. Any representation to the contrary is a criminal offense.

The certificates are not deposits or savings accounts but are unsecured obligations of each Trust. The certificates are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality and are not guaranteed by the FDIC under the Temporary Liquidity Guarantee Program.

One or more broker-dealer affiliates of Citigroup Funding, including Citigroup Global Markets Inc., expect to offer and sell the certificates as part of their business, and may act as principal or agent in such transactions. These broker-dealer affiliates may use this prospectus in connection with these activities.

Citi

July 20, 2009

DESCRIPTION OF THE CERTIFICATES	3
MARKET-MAKING ACTIVITIES	3
USE OF PROCEEDS	3
WHERE YOU CAN FIND MORE INFORMATION	3
FORWARD-LOOKING STATEMENTS	4
LEGAL MATTERS	5
EXPERTS	5
EX-4.R
EX-4.S
EX-4.T
EX-4.U
EX-4.V
EX-4.W
EX-4.X
EX-4.Y
EX-4.Z
EX-5.A
EX-5.B
EX-5.C
EX-5.D
EX-5.E
EX-5.F
EX-5.G
EX-5.H
EX-5.I
EX-5.J
EX-5.K
EX-23.A
EX-25.A
EX-25.B
EX-25.C
EX-25.D
EX-25.E
EX-25.F
EX-25.G
EX-25.H
EX-25.I
EX-25.J
EX-25.K
EX-25.L
EX-25.M
EX-25.N
EX-25.O
EX-25.P
EX-25.Q
EX-25.R
EX-25.S
EX-25.T

2

DESCRIPTION OF THE CERTIFICATES

All the outstanding principal-protected trust certificates (the “certificates”) issued by the trusts referenced on the cover page of this prospectus (the “Trusts”) have been issued and guaranteed under the Registration Statement No. 333-135867. Each Trust has filed with the Securities and Exchange Commission a prospectus describing the terms of the specific series of certificates (a “certificates prospectus”) and each certificates prospectus is incorporated by reference herein in its entirety, except for any portion of each certificates prospectus that incorporates by reference Citigroup’s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

MARKET-MAKING ACTIVITIES

This prospectus, together with the relevant certificates prospectus describing the terms of the specific series of certificates being offered and sold, may be used by the broker-dealer affiliates of Citigroup Funding in connection with offers and sales of such certificates (subject to obtaining any necessary approval of any stock exchange on which the certificates are listed for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these affiliates may act as principal or agent in these transactions. None of these affiliates is obligated to make a market in any of the certificates and any such affiliate may discontinue any market-making at any time without notice, at its sole discretion.

Each of the broker-dealer affiliates of Citigroup Funding is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the certificates. Accordingly, the participation of any such entity in the offerings of such certificates will conform with the requirements set forth in NASD Conduct Rule 2810 adopted by FINRA.

USE OF PROCEEDS

None of the Trusts will receive any of the proceeds from the sale of the certificates. All secondary market offers and sales made pursuant to this prospectus and the certificates prospectus describing the terms of the specific series of certificates being offered and sold will be for the accounts of the broker-dealer affiliates of Citigroup Funding in connection with market-making transactions.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, the Trusts, Citigroup Funding and Citigroup filed with the Securities and Exchange Commission a registration statement relating to the market-making activities of their affiliates in the securities referenced on the cover of this prospectus. This prospectus is a part of that registration statement (No. 333-154914), which includes additional information.

Citigroup files annual, quarterly and current reports and other information with the SEC. Citigroup Funding and the Trusts currently do not file reports and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

Separate financial statements of the Trusts have not been included in this prospectus. Citigroup does not believe that these financial statements would be material to you because:

•	Citigroup, an SEC reporting company, is the sole stockholder of Citigroup Funding,

•	Citigroup, through Citigroup Funding, indirectly owns all the voting securities of the Trusts,

•	the Trusts have no independent operations,

•	Citigroup Funding has fully and unconditionally guaranteed each Trust’s obligations under the certificates to the extent that each Trust has funds legally available to meet its obligations, and

3

•	Citigroup has fully and unconditionally guaranteed Citigroup Funding’s guarantee obligations to the same extent and in the same manner as Citigroup Funding has guaranteed each Trust’s obligations under the certificates.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents or parts of documents listed below and any documents subsequently filed (but not documents that are furnished, unless expressly incorporated herein by a reference in such furnished document) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the date the broker-dealer affiliates of Citigroup Funding stop offering certificates pursuant to this prospectus:

(a) Annual Report on Form 10-K for the year ended December 31, 2008;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c) Current Reports on Form 8-K filed or furnished on January 12, 2009, January 16, 2009 (three reports relating to (i) Citigroup realigning into two businesses, Citicorp and Citi Holdings, (ii) the loss sharing agreement for certain Citigroup assets previously announced between Citigroup and certain government entities and (iii) the entry with Morgan Stanley into a joint venture of its retail brokerage and futures business), January 21, 2009, January 23, 2009 (two reports), February 2, 2009, February 18, 2009 (two reports), February 27, 2009 (two reports), March 2, 2009, March 11, 2009, March 19, 2009, March 20, 2009, April 17, 2009 (two reports), April 22, 2009, May 4, 2009, May 11, 2009 (two reports), May 22, 2009, June 3, 2009, June 10, 2009, June 12, 2009, June 18, 2009, June 19, 2009, July 10, 2009, July 15, 2009, and July 17, 2009; and

(d) the description of Citigroup’s Common Stock contained in its Current Report on Form 8-K filed on May 11, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Inc. Document Services
540 Crosspoint Parkway
Getzville, New York 14068
(877) 936-2737 (toll free)
(716) 730-8055 (outside the U.S.)

You should rely only on the information provided in this prospectus and the certificates prospectus describing the terms of the specific series of certificates being offered and sold in the secondary market, as well as the information incorporated by reference.

None of the Trusts, Citigroup, Citigroup Funding or any broker-dealer affiliate of Citigroup Funding is making an offer of any of the certificates in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the certificates prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup Funding’s and Citigroup’s respective management’s beliefs and assumptions and on information currently available to Citigroup Funding’s and Citigroup’s respective management. Forward-looking statements include information concerning Citigroup Funding’s and Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

4

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Neither Citigroup Funding nor Citigroup has any intention or obligation to update forward-looking statements after it distributes this prospectus.

LEGAL MATTERS

The validity of the certificates and certain matters relating thereto will be passed upon for the Trust by Dorsey & Whitney LLP, as special Delaware counsel. Certain legal matters were passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has also acted as special tax counsel to Citigroup Funding and Citigroup in connection with the certificates and Citigroup’s guarantee. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Funding, and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2007 in Citigroup’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the market-making transactions. All of the fees set forth below are estimates.

Accounting Fees	$10,000
Trustees’ Fees and Expenses	20,000
Printing and Engraving Fees	10,000
Legal Fees and Expenses	30,000

Total	$70,000

Item 15.  Indemnification of Directors and Officers.

Citigroup

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Citigroup Funding

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section One of Article VII of Citigroup Funding’s By-Laws provides that Citigroup Funding shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup Funding also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of

Citigroup Funding’s Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Funding. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup Funding’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup Funding by or on behalf of such indemnifying party.

The Safety First Trusts

The amended and restated declarations of trust for each of Safety First Trust Series 2006-1, Safety First Trust Series 2007-1, Safety First Trust Series 2007-2, Safety First Trust Series 2007-3, Safety First Trust Series 2007-4, Safety First Trust Series 2008-1, Safety First Trust Series 2008-2, Safety First Trust Series 2008-3, Safety First Trust Series 2008-4, and Safety First Trust Series 2008-5 (each a “Safety First Trust”) provide that no Institutional Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, Delaware Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a “Fiduciary Indemnified Person”), and no Regular Trustee (as defined in each amended and restated declaration of trust), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Safety First Trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to such Safety First Trust, any Affiliate (as defined in the amended and restated declaration of trust) of such Safety First Trust or any holder of securities issued by such Safety First Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Safety First Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Safety First Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such amended and restated declaration of trust or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person’s or Company Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions. The amended and restated declaration of trust of each Safety First Trust also provides that, to the full extent permitted by law, Citigroup Funding Inc. (the “Company”) shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Safety First Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Safety First Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated declaration of trust of each Safety First Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Safety First Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Safety First Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to such Safety First Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The amended and restated declaration of trust of each Safety First Trust further provides that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the amended and restated declaration of trust. The directors and officers of the Company and the individual trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Safety First Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as an exhibit to this Registration Statement will agree to indemnify the Company’s directors and their officers and the Safety First Trust Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the Safety First Trusts by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.  Exhibits.

See the Exhibit Index, which follows the signature pages and is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Citigroup pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrants undertake that in a primary offering of securities of the Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or their securities provided by or on behalf of the registrants; and

(iv) Any other communication that is an offer in the offering made by the Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933 each filing of Citigroup’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-1 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2006-1

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2007-1 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2007-1
(formerly SAFETY FIRST TRUST SERIES 2006-2)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2007-2 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2007-2
(formerly SAFETY FIRST TRUST SERIES 2006-3)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2007-3 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2007-3
(formerly SAFETY FIRST TRUST SERIES 2006-4)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2007-4 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2007-4
(formerly SAFETY FIRST TRUST SERIES 2006-5)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2008-1 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2008-1
(formerly SAFETY FIRST TRUST SERIES 2006-6)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2008-2 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2008-2
(formerly SAFETY FIRST TRUST SERIES 2006-7)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2008-3 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2008-3
(formerly SAFETY FIRST TRUST SERIES 2006-8)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2008-4 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2008-4
(formerly SAFETY FIRST TRUST SERIES 2006-9)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2008-5 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

SAFETY FIRST TRUST SERIES 2008-5
(formerly SAFETY FIRST TRUST SERIES 2006-10)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title:  Regular Trustee

By:	/s/ Cliff Verron
Name: Cliff Verron
Title:  Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

CITIGROUP INC.

By:	/s/ John C. Gerspach
Name: John C. Gerspach
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on July 20, 2009.

Signatures

/s/ Vikram S. Pandit Vikram S. Pandit		Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Gerspach John C. Gerspach		Chief Financial Officer (Principal Financial Officer)

/s/ John C. Gerspach John C. Gerspach		Controller and Chief Accounting Officer (Principal Accounting Officer)

* Alain J.P. Belda		Director

* John M. Deutch		Director

* Andrew N. Liveris		Director

* Anne M. Mulcahy		Director

* Richard D. Parsons		Director

* Lawrence R. Ricciardi		Director

* Judith Rodin		Director

* Robert L. Ryan		Director

*By:	/s/ Michael S. Helfer Michael S. Helfer Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

CITIGROUP FUNDING INC.

By:	/s/ Eric W. Aboaf
Name: Eric W. Aboaf

Title:	President and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on July 20, 2009.

Signatures

/s/ Eric W. Aboaf Eric W. Aboaf	President and Chairman (Principal Executive Officer)

/s/ David S. Winkler David S. Winkler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael P. Conway Michael P. Conway	Vice President and Controller (Principal Accounting Officer)

/s/ James M. Garnett James M. Garnett	Director

/s/ John C. Gerspach John C. Gerspach	Director

/s/ Saul M. Rosen Saul M. Rosen	Director

/s/ John Trohan John Trohan	Director

EXHIBIT INDEX

Exhibit No.

4(a)	—	Certificate of Incorporation of Citigroup Funding Inc. (incorporated by reference to Exhibit 4(a) to Citigroup Funding’s Registration Statement on Form S-3 filed on February 18, 2005 (No. 333-122925-01)).
4(b)	—	By-Laws of Citigroup Funding Inc. (incorporated by reference to Exhibit 4(b) to Citigroup Funding’s Registration Statement on Form S-3 filed on February 18, 2005 (No. 333-122925-01)).
4(c)	—	Restated Certificate of Incorporation of Citigroup Inc. (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 filed December 15, 1998 (No. 333-68949)).
4(d)	—	Certificate of Amendment to the Restated Certificate of Incorporation of Citigroup Inc., dated April 18, 2000 (incorporated by reference to Exhibit 3.01.3 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (No. 1-09924)).
4(e)	—	Certificate of Amendment to the Restated Certificate of Incorporation of Citigroup Inc., dated April 17, 2001 (incorporated by reference to Exhibit 3.01.4 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2001 (No. 1-09924)).
4(f)	—	Certificate of Amendment to Restated Certificate of Incorporation, dated April 18, 2006 (incorporated by reference to Exhibit 3.01.6 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 (No. 1-09924)).
4(g)	—	By-Laws of Citigroup, as amended effective October 16, 2007 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on October 19, 2007).
4(h)	—	Certificate of Trust of Safety First Trust Series 2006-1 (incorporated by reference to Exhibit 3(j) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(i)	—	Certificate of Trust of Safety First Trust Series 2007-1 (formerly Safety First Trust Series 2006-2) (incorporated by reference to Exhibit 3(k) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(j)	—	Certificate of Trust of Safety First Trust Series 2007-2 (formerly Safety First Trust Series 2006-3) (incorporated by reference to Exhibit 3(l) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(k)	—	Certificate of Trust of Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4) (incorporated by reference to Exhibit 3(m) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(l)	—	Certificate of Trust of Safety First Trust Series 2007-4 (formerly Safety First Trust Series 2006-5) (incorporated by reference to Exhibit 3(n) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(m)	—	Certificate of Trust of Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6) (incorporated by reference to Exhibit 3(o) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(n)	—	Certificate of Trust of Safety First Trust Series 2008-2 (formerly Safety First Trust Series 2006-7) (incorporated by reference to Exhibit 3(p) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(o)	—	Certificate of Trust of Safety First Trust Series 2008-3 (formerly Safety First Trust Series 2006-8) (incorporated by reference to Exhibit 3(q) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(p)	—	Certificate of Trust of Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (incorporated by reference to Exhibit 3(r) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).

Exhibit No.

4(q)	—	Certificate of Trust of Safety First Trust Series 2008-5 (formerly Safety First Trust Series 2006-10) (incorporated by reference to Exhibit 3(s) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(r)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-1 (formerly Safety First Trust Series 2006-2).*
4(s)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-2 (formerly Safety First Trust Series 2006-3).*
4(t)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4).*
4(u)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-4 (formerly Safety First Trust Series 2006-5).*
4(v)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6).*
4(w)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-2 (formerly Safety First Trust Series 2006-7).*
4(x)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-3 (formerly Safety First Trust Series 2006-8).*
4(y)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (formerly Safety First Trust Series 2006-9).*
4(z)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-5 (formerly Safety First Trust Series 2006-10).*
4(aa)	—	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4(a) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(bb)	—	Form of the Trust Certificates Guarantee Agreement (incorporated by reference to Exhibit 4(b) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(cc)	—	Form of the Trust Certificates (incorporated by reference to Exhibit 4(c) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(dd)	—	Form of Common Securities (incorporated by reference to Exhibit 4(d) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
5(a)	—	Opinion of Douglas C. Turnbull, Esq. with respect to the Certificate Guarantee.*
5(b)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2006-1.*
5(c)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-1.*
5(d)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-2.*
5(e)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-3.*
5(f)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-4.*
5(g)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-1.*
5(h)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-2.*
5(i)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-3.*
5(j)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-4.*
5(k)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-5.*
23(a)	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23(b)	—	Consent of Douglas C. Turnbull, Esq. (included in Exhibit 5(a)).*
23(c)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2006-1 (included in Exhibit 5(b)).*
23(d)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-1 (included in Exhibit 5(c)).*

Exhibit No.

23(e)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-2 (included in Exhibit 5(d)).*
23(f)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-3 (included in Exhibit 5(e)).*
23(g)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-4 (included in Exhibit 5(f)).*
23(h)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-1 (included in Exhibit 5(g)).*
23(i)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-2 (included in Exhibit 5(h)).*
23(j)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-3 (included in Exhibit 5(i)).*
23(k)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-4 (included in Exhibit 5(j)).*
23(l)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-5 (included in Exhibit 5(k)).*
24(a)	—	Powers of Attorney of Citigroup Inc. Directors (incorporated by reference to Exhibit 24.01 to Citigroup’s Registration Statement on Form S-3 filed on February 20, 2009 (No. 333-157459)).
25(a)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2006-1.*
25(b)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-1.*
25(c)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-2.*
25(d)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-3.*
25(e)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-4.*
25(f)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-1.*
25(g)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-2.*
25(h)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-3.*
25(i)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-4.*
25(j)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-5.*

Exhibit No.

25(k)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2006-1.*
25(l)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-1.*
25(m)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-2.*
25(n)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-3.*
25(o)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-4.*
25(p)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-1.*
25(q)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-2.*
25(r)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-3.*
25(s)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-4.*
25(t)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-5.*

*	Filed herewith.